                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Standard Pacific Corp.:

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Orange County, California
March 12, 1998